Exhibit 10.1
CONSULTING AND RELEASE AGREEMENT
     THIS CONSULTING AGREEMENT (“Agreement”) is made and entered into by and between the undersigned Neenah Enterprises, Inc. and its related entities (“Company”) and the undersigned, John Andrews, as an individual (“Consultant” or “Andrews”).
     WHEREAS, Andrews will be retiring as the Corporate Vice President of Manufacturing of the Company on May 1, 2010; and
     WHEREAS, the Company and Consultant wish to enter into an agreement which provides for an orderly and amicable ending of the employment relationship; and
     WHEREAS, the Company desires thereafter to retain the services of Andrews for a period of time as a consultant in order to provide transitional assistance to the Company regarding responsibilities previously performed by Andrews in his role of Corporate Vice President and to further provide consultative efforts to the Company for the purposes of furthering and developing the business; and
     WHEREAS, Andrews is desirous of entering into such an arrangement,
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:
     1. PERFORMANCE BY CONSULTANT:
     A. AVAILABILITY: Consultant agrees to provide consultative services to the Company during the term of this Agreement. The specific schedule of availability and the compensation arrangements associated with same are outlined in 2. below (Compensation).
     B. REPORTING: The Consultant shall report directly to the president of the Company, Robert Ostendorf or his designee.
     2. COMPENSATION:
     The Consultant will be paid $11,126.25 per month during the term of this Agreement in addition to any supplemental daily fees as defined below.
     In exchange for this payment of $133,515.00, the Consultant agrees to provide ten (10) days of consultative onsite services to the Company per month of this Agreement. If the Consultant is required to spend more than ten (10) days in any one month in order to provide consultative services, the Consultant shall be paid for each supplemental additional day the sum of $1,335.15.
     The Company will additionally reimburse the Consultant for all necessary expenses associated with the performance of his duties including lodging, meals and travel if same is required to provide said services.
     The Consultant agrees to provide the Company with a reasonable itemization including receipts if requested to substantiate all business related expenses.
     3. TAXES:
(a)	Income Taxes. Consultant shall pay all taxes and fees (including penalties and interest) imposed by any Federal, Provincial, State or local government on account of the receipt of income by Consultant for Services rendered under this Agreement. Company shall, as required by law, provide Consultant with IRS Form 1099 (US).

(b)	Insurance and Indemnification. The Company hereby agrees to ensure and to indemnify and hold harmless the Consultant from any and all claims and causes of action arising out of the performance of his duties for the Company as a Consultant to the same extent that it ensures and indemnifies its officers and directors.
             The Consultant shall be provided authorization to continue to use the Company gas credit card to provide payment for automobile expenses including fuel.
             The Company further agrees that at option of the Consultant it shall, upon expiration of the Consulting Agreement, transfer title to the corporate vehicle that has been assigned to him to utilize during the term of the Consulting Agreement consistent with the Corporate policy that applies to transferring such vehicles to executives.
     4. TERM OF AGREEMENT:
     The term of this Agreement shall be for one (1) year commencing upon May 1, 2010 and expiring April 30, 2011.
     5. REASONABLE EFFORTS:
     Consultant shall perform Services and consultative efforts in compliance with all applicable laws and regulations and further shall make every reasonable effort to perform Services hereunder in a prompt, competent and diligent manner consistent with Company’s standards.
     6. PROPRIETARY RIGHTS:
     Consultant agrees that all information, discoveries, inventions, improvements, strategies or overall business plan concepts arising from the services Consultant provides herein under this Agreement, shall be the sole property of the Company.
     7. ENTIRE AGREEMENT:
     This Agreement sets forth the entire agreement between the parties hereto with respect to the consulting relationship. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties hereto. Nothing in this Agreement is intended to, nor shall it be construed as affecting, any right, interest or benefit that Andrews is entitled to as a result of his employment with the Company and/or his retirement from the Company on May 1, 2010. Nor is anything herein intended to supersede or impair any right, interest or benefit of Andrews under his employment agreement with the Company dated October 8, 2003 and as amended thereafter, including, but not limited to Andrew’s right to continued pay or severance in the event of a change of control.
     8. GOVERNING LAW:
     This Agreement shall be governed for all purposes by the laws of the State of Wisconsin. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement which shall otherwise remain in full force and effect. Proper venue for any actions arising out of the breach of this Agreement shall be in a court of competent jurisdiction within Outagamie County, State of Wisconsin.
     9. AGREEMENT:
     The Consultant, by his signature hereto, confirms the following:
     (a) the Consultant has an employer identification number and/or social security number.
     (b) the Consultant by this Agreement will perform specific services for specific amounts of money under which Consultant controls the means of the performance of services work.

     (c) the Consultant will receive compensation for work or services performed under this contract.
     10. RENEWAL:
     This Agreement upon its expiration may be renewed upon terms mutually agreeable to the parties providing same is reduced to writing and signed by the parties hereto.
     11. CONFIDENTIALITY:
     During the course of providing services, it is possible that the Consultant will obtain information that is considered to be confidential and proprietary information of the Company. Such information may include, but is not limited to, compositions, specifications, formula, designs, manufacturing processes, programs, systems, products, patent applications, marketing, business and other commercial information. Consultant agrees to maintain as confidential all confidential information received or obtained as a result of the services provided for a period of five (5) years from the date on which the Consultant’s services are terminated. At no time shall such confidential information be disclosed to any third party without the prior written consent of the Company.
     12. NON-COMPETITION:
     The Consultant hereby agrees that during the term of his Consultant relationship and for a period of one (1) year upon the cessation of said relationship, the Consultant shall not directly or indirectly, work as an employee or a consultant on behalf of a competitor of the Company, in a capacity wherein he would provide any comparable consultative services to the competitor that he provided to the Company during the period of the Consultant relationship.
     This provision relating to non-competition is not designed to prevent the Consultant from becoming employed or providing services to a competitor so long as said employment or consultative effort does not result in the Consultant providing the same or similar services to the competitor that he provided to the Company during the period of his Consultant relationship with the Company.
     Furthermore, this restriction on employment is limited geographically only to those competitors who are compete within the continental United States and who have competed during the period of the consulting agreement or during the three (3) year period prior to the execution of this Agreement.
     13. MUTUAL RELEASE OF ALL CLAIMS:
     Subject only to the performance by the Company of its promises in this Agreement, the Employee hereby releases the Company, its officers, directors, agents, members, employees, owners, shareholders, attorneys and its affiliates (as described above), predecessors, successors, assigns and all persons acting by, through, under, or in concert with them (the “Released Parties”) from any and all charges, claims, demands, damages or causes of action whatsoever which the Employee has, had or might have been able to assert or claim, based on any act, omission or conduct of any kind on the part of the Released Parties from the inception of any relationships or dealing between the Employee and any of the Released Parties up through the execution date of this Agreement including without limitation any and all claims arising under federal, state, or local laws; Title VII of the Civil Rights Act of 1964 (42 U.S.C. §2000e et seq.); Age Discrimination in Employment Act of 1967 (29 U.S.C. §621 et seq.); Employee Retirement Income Security Act of 1974 (29 U.S.C. §1001 et seq.); the Rehabilitation Act of 1973 (29 U.S.C. §791 et seq.); the Americans With Disabilities Act (42 U.S.C. §12112 et seq.); the Wisconsin Fair Employment Act, all as amended; refusal to rehire claims and safe place claims under the Wisconsin Workers Compensation Act, as amended; Older Worker Benefit Protection Act; or under any other applicable federal, state or local laws or regulations (which claims, if proven, provide for remedies that may include back pay, front pay, liquidated damages, attorney’s fees and reinstatement); any claims for wrongful discharge or termination of employment whether arising under a tort, contract, promissory estoppel or statutory basis or any other legal or equitable theory; or any claims in any way arising directly or indirectly out of the Employee’s services for the Company, whether as an officer or an employee, under federal law or any state law including Wisconsin law or any other applicable law. The Company likewise releases the Consultant from any and all claims which have arisen to date.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 14th day of September, 2009.

Neenah Enterprises, Inc.

By	/s/ Robert Ostendorf

Robert Ostendorf
President

Consultant

/s/ John Andrews

Name:	John Andrews

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